UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2006
United Components, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure*
On March 9, 2006, United Components, Inc. (the “Company”) announced that it had entered into a definitive agreement with ASC industries, Inc. (“ASC”) to purchase all of the capital stock of ASC. On May 5, 2006, in connection with a proposed amendment to the Company’s existing senior credit facility for the purpose of funding the acquisition of ASC, the Company disclosed non-public material information about the Company and ASC to certain parties. The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD.
A copy of the information disclosed is attached hereto as Exhibit 99.1.
Item 9.01. Exhibits*
(c)	Exhibits.

Exhibit No.	Description
99.1	Disclosures regarding United Components, Inc. and ASC Industries, Inc., in connection with proposed amendment to United Components’ senior credit facility, dated May 4, 2006.
* The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 5th day of May, 2006.

UNITED COMPONENTS, INC.
By:	/s/ Charles T. Dickson
Name:	Charles T. Dickson
Title:	Chief Financial Officer